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                                                                     EXHIBIT 3.8

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                       Filed 09:00 AM 08/13/2001
                                                             010396180 - 3425054

                            CERTIFICATE OF FORMATION

                                       OF

                                TLP HOLDINGS, LLC

            In compliance with the requirements of Section 18-201 of the Delaware Limited Liability Company Act, relating to the formation of a limited liability company, the undersigned, desiring to form a limited liability company, hereby certifies that:

            1. The name of the limited liability company is TLP Holdings, LLC.

            2. The address of the limited liability company's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

            IN TESTIMONY WHEREOF, the undersigned has executed this Certificate of Formation this 13 day of August, 2001.

                                    /s/ Claudia F. Wiegand
                                    --------------------------------------------
                                    Claudia F. Wiegand
                                    Authorized Signatory